                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                BEST BUY CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                                     [LOGO]

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS

    The 1998 Regular Meeting of the Shareholders of Best Buy Co., Inc., a Minnesota corporation (the "Company"), will be held at the Company's corporate offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, on Thursday, June 25, 1998, at 3:00 p.m., for the following purposes:

    1. To elect four Class 1 directors to serve on the Board of Directors for a term of two years.

    2.  To ratify the appointment of one new Class 2 director.

    3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the Company's current fiscal year.

    4. To increase the number of authorized shares of Common Stock to 400,000,000 shares.

    5. To approve an amendment to the Company's 1997 Employee Non-Qualified Stock Option Plan to increase the number of shares subject to the plan to 10,000,000 shares (20,000,000 shares on a post-Stock Split basis).

    6. To approve an amendment to the bonus compensation program for the Company's senior officers to increase the maximum amount of annual compensation under the program per person to $5 million.

    7.  To transact such other business as may properly come before the meeting.

    Only Shareholders of record at the close of business on Wednesday, May 6, 1998, the record date, are entitled to notice of and to vote at the meeting and any adjournments thereof.

    Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Elliot S. Kaplan
                                          SECRETARY

Minneapolis, Minnesota
May 22, 1998

                                PROXY STATEMENT

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                REGULAR MEETING OF SHAREHOLDERS -- JUNE 25, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The enclosed Proxy is solicited by the Board of Directors of Best Buy Co., Inc. (the "Company"), for use at the Regular Meeting of Shareholders to be held Thursday, June 25, 1998, at 3:00 p.m., local time, at the Company's corporate headquarters at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Regular Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. These proxy solicitation materials are first being sent to Shareholders on or about May 22, 1998.

    As of May 6, 1998, the record date fixed for the determination of Shareholders of the Company entitled to notice of and to vote at the Meeting, there were outstanding 50,104,102 shares of Common Stock, which is the only class of the capital stock of the Company outstanding. On April 24, 1998, the Board of Directors approved a two-for-one stock split payable on May 26, 1998 in the form of a stock dividend of one share for every share outstanding as of the close of business on May 11, 1998 (the "Stock Split"). SHARE INFORMATION HEREIN DOES NOT REFLECT THE STOCK SPLIT UNLESS EXPRESSLY INDICATED.

    Each Shareholder will be entitled to one vote per share on all matters acted upon at the Meeting. The aggregate number of votes cast by all Shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a Shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the Shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms, banks and other custodians, nominees, fiduciaries and other persons representing beneficial owners for reasonable expenses incurred by them in forwarding proxy solicitation materials and annual reports to the beneficial owners of shares in accordance with the New York Stock Exchange schedule of charges.

                             ELECTION OF DIRECTORS

GENERALLY

    The Company's By-Laws provide that the Board of Directors shall consist of nine directors, five of whom are Class 1 directors and four of whom are Class 2 directors. Directors are elected for a term of two years and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years. On April 24, 1998, the Board of Directors, upon the recommendation of the Nominating and Public Policy Committee, appointed Yvonne R. Jackson as a Class 1 director and Hatim A. Tyabji as a Class 2 director to fill two previously vacant positions. By reason of the Meeting, the Shareholders are empowered to elect directors to fill the vacancies.

    Management and the Board of Directors recommend that Bradbury H. Anderson, Yvonne R. Jackson, Frank D. Trestman, and James C. Wetherbe be re-elected as Class 1 directors, each to hold office until the 2000 Regular Meeting of Shareholders and until his or her successor is duly elected and qualified. Management and the Board of Directors further recommend that the Shareholders ratify the appointment of Hatim A. Tyabji as a Class 2 director to hold office until the 1999 Regular Meeting of Shareholders and until his successor is duly elected and qualified. All of the nominees are members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below. David Stanley, an incumbent Class 1 director, is retiring from the Board effective with the Meeting, the expiration of his current term. The Board is not currently nominating another person to fill the vacancy created by Mr. Stanley's retirement. The Board intends to consider suitable candidates and exercise its right to fill the vacancy prior to the 1999 Regular Meeting of Shareholders if, in the Board's judgment, it is advisable to appoint the candidate before such meeting.

    The Board of Directors held four meetings during the fiscal year ended February 28, 1998. All directors (other than Ms. Jackson and Mr. Tyabji who were not then directors) attended at least 75% of the total number of meetings of the Board and of committees of the Board on which they served.

    There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

    The five committees of the Board have responsibilities as follows:

    Audit -- The purpose of this committee is to provide reasonable assurance that management has prescribed effective financial controls that are designed to ensure that the reported financial information regarding the Company's financial performance is materially accurate, complete and timely.

    Compensation and Human Resources -- The purpose of this committee is to periodically review and evaluate the Company's compensation, stock and benefit plans, and develop recommendations with respect thereto to be submitted to the Board for approval. This committee also reviews the Company's practices and policies pertaining to the recruitment, hiring, development and promotion of employees generally and officers in particular.

    Finance and Investment Policy -- The purpose of this committee is to assure that the financial policies and financial condition of the Company and the investment policies for qualified employee benefit plans will enable the Company to achieve its long-range goals. This committee also has responsibility for reviewing the general parameters of the Company's leases and real estate holdings.

    Long-Range and Strategic Planning -- This committee works with the Company's management to discuss and formulate long-range plans for the Company, including acquisitions, product diversification, elimination or addition of product categories, geographic expansion, line extensions, long-term financial objectives and long-term product and services development concepts.

    Nominating and Public Policy -- The purpose of this committee is to identify and present qualified persons for election and re-election to the Board of Directors and to monitor the participation of directors. The committee does not intend to consider nominees recommended by Shareholders. The committee also reviews policies and programs that will assist the Board and management in operating a business that is sensitive to significant public policy issues.

    The following table shows the date each committee was established and the names of the directors serving thereon as of February 28, 1998.

                                                                          NUMBER OF
                                                                          MEETINGS
                                                                         DURING LAST
COMMITTEE                                        DATE ESTABLISHED        FISCAL YEAR               MEMBERS
--------------------------------------------  ----------------------  -----------------  ---------------------------
Audit                                                   June 1, 1984              2      Frank D. Trestman *
                                                                                         Culver Davis, Jr.

Compensation and Human Resources                   February 13, 1997              1      David Stanley *
                                                                                         Frank D. Trestman
                                                                                         James C. Wetherbe

Finance and Investment Policy                      February 13, 1997              1      Culver Davis, Jr. *
                                                                                         Bradbury H. Anderson
                                                                                         Frank D. Trestman

Long-Range and Strategic Planning                  February 13, 1997              0      James C. Wetherbe *
                                                                                         Bradbury H. Anderson
                                                                                         Elliot S. Kaplan
                                                                                         Richard M. Schulze

Nominating and Public Policy                       February 13, 1997              1      Elliot S. Kaplan *
                                                                                         Richard M. Schulze
                                                                                         David Stanley

------------------------

* Committee chairperson

VOTING INFORMATION

    A Shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from any such nominee. Proxies may not be voted for a greater number of persons than the number of nominees named. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to continue serving the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's

Articles of Incorporation prohibit cumulative voting and each director will be elected by a majority of the voting power of the shares present and entitled to vote at the Meeting. Shareholders entitled to vote for the election of directors can withhold authority to vote for all or certain nominees for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides certain information as of March 31, 1998, as to the Chief Executive Officer and each of the next five most highly compensated executive officers during the most recent fiscal year, each director including the nominees for election as Class 1 and Class 2 directors, all directors and executive officers as a group, and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company:

                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY      PERCENT OF SHARES
NAME                                                  AGE            OWNED        BENEFICIALLY OWNED
------------------------------------------------      ---      -----------------  -------------------
Richard M. Schulze                                        57         9,557,909(1)          21.30%
  Chairman, Chief Executive
  Officer and Director

Bradbury H. Anderson                                      48           527,503(2)           1.18%
  President, Chief Operating Officer
  and Director

Allen U. Lenzmeier                                        54           276,345(3)          *
  Executive Vice President and Chief
    Financial Officer

Wade R. Fenn                                              39            99,973(4)          *
  Executive Vice President -- Marketing

Kenneth R. Weller                                         49            31,970(5)          *
  Senior Vice President -- Sales

Michael P. Keskey                                         43            20,214(6)          *
  Senior Vice President -- Sales

Elliot S. Kaplan                                          61           120,177(7)          *
  Secretary and Director

Frank D. Trestman                                         63           133,000(8)          *
  Director

Culver Davis, Jr.                                         59            86,000(9)          *
  Director

David Stanley                                             62            59,050(10)          *
  Director

James C. Wetherbe                                         49            61,888(11)          *
  Director

Yvonne R. Jackson                                         48                 0                 0
  Director

                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY      PERCENT OF SHARES
NAME                                                  AGE            OWNED        BENEFICIALLY OWNED
------------------------------------------------      ---      -----------------  -------------------
Hatim A. Tyabji                                           53                 0                 0
  Director

All directors and executive officers,                 --            11,110,097(12)          24.48%
  as a group (22 individuals)

FLA Asset Management                                  --             6,498,200(13)          14.56%
  590 Madison Avenue
  New York, NY 10022

FMR Corp.                                             --             6,295,000(13)          14.34%
  82 Devonshire Street
  Boston, MA 02109

Goldman Sachs & Co.                                   --             2,617,100(13)           5.86%
  85 Broad Street
  New York, NY 10004

------------------------

 * Less than 1%.

 (1) The figure represents (a) 8,215,000 outstanding shares owned by Mr. Schulze; (b) 379,400 outstanding shares owned by Mr. Schulze and his wife as joint tenants; (c) 60 outstanding shares held in Mr. Schulze's individual retirement account; (d) 185,328 outstanding shares registered in the name of Mr. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mr. Schulze; (e) 300,000 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of a trust for the benefit of his children (Mr. Schulze has disclaimed beneficial ownership of such shares); (f) 185,328 outstanding shares registered in the name of Mrs. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mrs. Schulze (Mr. Schulze has disclaimed beneficial ownership of such shares); (g) 26,122 outstanding shares owned by a partnership in which Mr. Schulze is a partner; (h) 7,938 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Schulze; (i) 8,600 outstanding shares registered in the name of the Best Buy Children's Foundation, a charitable foundation of which Mr. Schulze is a Board member; (j) options granted to Mr. Schulze, available for exercise within 60 days, to purchase 191,250 shares; and (k) preferred securities owned by Mr. Schulze, available for conversion within 60 days into 58,883 shares.

 (2) The figure represents (a) 366,170 outstanding shares owned by Mr. Anderson;
     (b) 1,333 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Anderson; and (c) options granted to Mr. Anderson, available for exercise within 60 days, to purchase 160,000 shares.

 (3) The figure represents (a) 218,970 outstanding shares owned by Mr. Lenzmeier; and (b) options granted to Mr. Lenzmeier, available for exercise within 60 days, to purchase 57,375 shares.

 (4) The figure represents (a) 47,002 outstanding shares owned by Mr. Fenn; (b) 8,665 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Fenn; (c) 830 outstanding shares owned by Mr. Fenn's wife; (d) 176 outstanding shares registered in the name of Mr. Fenn as trustee of a trust for the benefit of his son (Mr. Fenn has disclaimed beneficial ownership of such shares); and (e) options granted to Mr. Fenn, available for exercise within 60 days, to purchase 43,300 shares.

 (5) The figure represents (a) 1,445 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Weller, (b) 150 outstanding shares registered in the name of Mr. Weller as trustee of a trust for the benefit of his child (Mr. Weller has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Weller, available for exercise within 60 days, to purchase 30,375 shares.

 (6) The figure represents (a) 1,575 outstanding shares owned by Mr. Keskey; (b) 2,514 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Keskey; and (c) options granted to Mr. Keskey, available for exercise within 60 days, to purchase 16,125 shares.

 (7) The figure represents (a) 85,177 outstanding shares owned by Mr. Kaplan; and (b) options granted to Mr. Kaplan, available for exercise within 60 days, to purchase 35,000 shares.

 (8) The figure represents (a) 80,000 outstanding shares owned by Mr. Trestman;
     (b) 18,000 outstanding shares registered in the name of Mr. Trestman's wife as trustee of an irrevocable family trust (Mr. Trestman has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Trestman, available for exercise within 60 days, to purchase 35,000 shares.

 (9) The figure represents (a) 42,000 outstanding shares owned by Mr. Davis; and
     (b) options granted to Mr. Davis, available for exercise within 60 days, to purchase 44,000 shares.

(10) The figure represents (a) 24,050 outstanding shares owned by Mr. Stanley; and (b) options granted to Mr. Stanley, available for exercise within 60 days, to purchase 35,000 shares.

(11) The figure represents (a) 9,000 outstanding shares owned by Dr. Wetherbe;
     (b) options granted to Dr. Wetherbe, available for exercise within 60 days, to purchase 44,000 shares; and (c) preferred securities owned by Dr. Wetherbe, available for conversion within 60 days into 8,888 shares.

(12) The figure represents (a) outstanding shares and options described in the preceding footnotes; (b) 53,270 outstanding shares owned by, and options, available for exercise within 60 days, to purchase 74,787 shares granted to, the Company's other executive officers; and (c) 8,011 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of certain other executive officers.

(13) As reported on the beneficial owners' respective Schedules 13G.

NOMINEES AND DIRECTORS

    NOMINEES FOR CLASS 1 DIRECTORS

    BRADBURY H. ANDERSON has served as a director of the Company since August 1986. He has been the Company's President and Chief Operating Officer since April 1991. Mr. Anderson has been employed in various capacities with the Company since 1973, including retail salesperson, store manager and sales manager.

    YVONNE R. JACKSON was appointed as a Class 1 director in April 1998. She has been Senior Vice President of Human Resources Worldwide for Burger King Corporation since 1993. Previously,

Ms. Jackson had been Vice President of Human Resources at Avon Products, Inc. and had held several marketing positions for Sears Roebuck & Co. In addition, Ms. Jackson serves on the Board of Trustees at Spelman College.

    FRANK D. TRESTMAN has served as a director of the Company since December 1984. He is President of Trestman Enterprises, an investment and business development firm. He had been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business and a subsidiary of McKesson Corporation. Mr. Trestman is also a director of Insignia Systems, Inc. and Metris Companies.

    JAMES C. WETHERBE has served as a director of the Company since July 1993. He has been a professor at the University of Minnesota since 1980 and is currently Professor of Management Information Systems and Director of the University of Minnesota MIS Research Center. In addition, he has been the Federal Express Professor and Director of the Fedex Center for Cycle Time Research at the University of Memphis since August 1993. He is a leading consultant and lecturer on information technology and the author of 15 books and over 200 articles in the field of management and information systems.

    NOMINEE FOR CLASS 2 DIRECTOR

    HATIM A. TYABJI was appointed as a Class 2 director in April 1998. Since 1986, he served as President and Chief Executive Officer of VeriFone, Inc., a global provider of transaction automation systems and internet commerce solutions. VeriFone was acquired by Hewlett-Packard Company in June 1997. Mr Tyabji is also a director of Deluxe Corporation.

    CLASS 2 DIRECTORS -- TERMS EXPIRE IN 1999

    CULVER DAVIS, JR. has served as a director of the Company since August 1986. Mr. Davis retired in January 1997 from Galyan's Trading Company, Plainfield, Indiana, where he had been Director of Sales since January 1996. Mr. Davis had retired in 1994 from CUB Foods, a warehouse style supermarket chain which he co-founded in 1968, where he had been Chairman and Chief Executive Officer since 1992 and, prior to that, President and Chief Executive Officer since 1985.

    ELLIOT S. KAPLAN has served as a director and Secretary of the Company since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P, Minneapolis, Minnesota, which serves as outside general counsel to the Company. Mr. Kaplan is also a director of American Business Information, Inc.

    RICHARD M. SCHULZE is a founder of the Company. He has served as an officer and director of the Company from its inception in 1966 and currently serves as its Chairman and Chief Executive Officer. Mr. Schulze is also a director of Pentair Inc., is a Trustee of the University of St. Thomas and serves as a member of the Board of Overseers at the Carlson School of Management at the University of Minnesota.

CERTAIN TRANSACTIONS

    The Company leases two of its current 289 stores (Burnsville and Edina, Minnesota) from Richard M. Schulze, leases one of its stores (Maplewood, Minnesota) from a partnership in which he is a partner, and, through January 1998, leased one of its stores (Minneapolis, Minnesota) from his wife. The lease for the Burnsville store expires in 2006. Annual rent is $349,375 and includes escalation clauses. The lease for the Edina store expires in 2002, and provides for the payment to Mr. Schulze of base rent of $183,820 and percentage rent equal to 4% of gross sales made on the premises, but in no event more than $572,000 in the aggregate in any lease year. The lease for the Maplewood store expires in 2008, includes renewal options and fixed minimum rent of $243,311. The lease for the Minneapolis store expired in January 1998, and provided for the payment of rent to Mrs. Schulze of $210,600 per year. Aggregate rents paid and accrued by the Company to Mr. Schulze, partnerships in which he is a partner or Mrs. Schulze during the fiscal year ended February 28, 1998, were $1,311,834, a portion of which was used to service debt on the properties where the stores are located and, for some of such stores, to pay certain property related expenses.

    All of the leases with Mr. Schulze, partnerships in which he is a partner and Mrs. Schulze were negotiated and approved by the Board of Directors with Mr. Schulze abstaining, the Board of Directors acting in reliance upon one or more of its disinterested members with respect to the determination of market comparisons, alternative rental agreements and negotiations with Mr. Schulze. The leases were determined to be in the best interests of the Company. It is the Company's policy that the Company not engage in real estate transactions with officers, directors, controlling persons and others affiliated with them unless a determination is made by the disinterested members of the Board of Directors, on recommendation by the Finance and Investment Policy Committee (formerly, the Lease Committee) of the Board of Directors, that any such transaction is on terms more favorable to the Company than could be obtained from unaffiliated third parties.

    The Company periodically charters an airplane owned by a corporation of which Mr. Schulze and his wife are the sole shareholders. The plane is generally chartered when it is more economical or practical than flying commercial airlines. The Company pays charter fees at an hourly rate for usage of the plane. A portion of the charter fees are used by the corporation to purchase fuel and pay pilots for the chartered trips, as well as service debt on the plane and pay for aircraft maintenance and storage. Total charter fees paid by the Company to the corporation during the fiscal year ended February 28, 1998, were $321,491.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee"), composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's directors and officers. In accordance therewith, the Committee determines, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The objective of this Committee is to establish a compensation program for executive officers that will attract and retain superior management talent, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

    The Company's compensation program for executive officers provides compensation opportunities that approximate the mid-point of compensation levels for similarly situated executives within the retail industry, as well as within a broader group of companies of comparable size. Actual compensation levels may be greater or less than average competitive levels in comparable companies because of annual and long-term Company performance as well as individual performance. In setting the levels of executive compensation for the twelve month period ended March 31, 1998, the Committee considered the results of a survey conducted for the Company by its independent auditors, as well as information about the executive compensation of key competitors as set forth in their proxy statements. The Company also subscribes to services that report on developments in executive salary and benefits, and the Committee has considered the relevant material from such services.

    EXECUTIVE OFFICER COMPENSATION PROGRAM

    The three components of the Company's executive officer compensation program are base salary, annual incentive compensation in the form of an annual cash bonus and long-term incentive compensation in the form of stock options. Executive officers are also entitled to various benefits including participation in the Company's health plan and Retirement Savings Plan, which are generally available to employees of the Company.

    Base Salary. Base salary levels for the Company's executive officers are determined by the Committee early in the fiscal year. Members of the Committee consider individual experience, performance and annual expectations for the officer, as well as the base salaries of executive officers in comparable companies. The base salaries of executive officers have generally been set to be comparable to the midpoint of those of the surveyed executives. The Committee determined that an increase in officers' base salaries was warranted in fiscal 1998, since there had been no general salary increase in the past two years. The salary levels for the Company's executive officers were approximately equal to the midpoint of the range of executive officers included in the surveys, adjusted based on individual performance.

    Bonus Incentive Program. The Company offers an annual incentive for senior officers pursuant to a Shareholder-approved program. The purpose of the program is to provide a direct financial incentive in the form of an annual cash bonus to senior officers to achieve or exceed the Company's annual goals. Bonus amounts, currently subject to an individual maximum of $1 million per year, are equal to a percentage of the senior officer's base salary. The percentages used for determining bonuses are established annually to provide total cash compensation to the Company's senior officers, assuming certain levels of the Company's annual goals are achieved, at a level that is comparable to the midpoint of those of the surveyed executives. Under the program, senior officers are entitled to bonuses based upon the Company's actual net earnings compared to budget. Potential bonuses for fiscal 1998 ranged from 20% to 40% of base salary if 80% of budgeted net earnings was achieved to maximums of 57% to 114% of base salary if fiscal 1998 actual net earnings were 190% or more of budget. The bonus percentages vary based upon the position of the individual senior officer. The relationship between net earnings and the bonus percentage was determined by the Committee at the beginning of fiscal 1998. Federal tax laws limit the amount of individual compensation that can be deducted by the Company for tax purposes to $1,000,000. Qualifying performance-based compensation is not subject to the deduction limit. The Company's bonus program for senior officers is intended to meet the requirements of a qualifying performance-based compensation plan. The Board of Directors has amended the bonus program for senior officers to increase the maximum potential bonus that could be paid to any individual in a given year from $1 million to $5 million, and recommends that the Shareholders approve the amendment at the Meeting.

    Stock Options. The Company utilizes stock options as a long-term incentive for executive officers. The objectives of a stock option plan are to further the growth and general prosperity of the Company by enabling current executive officers who have been or will be given responsibility for the administration of the affairs of the Company and upon whose judgment, initiative and effort the Company was or is largely dependent for the successful conduct of its business, to acquire shares of the Company's Common Stock, thereby increasing their personal involvement in the Company.

    The Company's Shareholder-approved 1997 Employee Non-Qualified Stock Option Plan (the "1997 Employee Plan") gives the Committee discretion to award stock options to executive officers and certain other employees of the Company and its subsidiaries. The award levels are subjective and not subject to specific criteria. The 1997 Employee Plan, as originally adopted, authorizes the Company to grant to certain categories of employees options to purchase in the aggregate not more than 4,300,000 shares of the Company's Common Stock. The Board of Directors has amended the 1997 Employee Plan to increase the number of shares subject to such plan to 10,000,000 shares (20,000,000 shares on a post-Stock Split basis), and recommends that the Shareholders approve the amendment at the Meeting. Stock options granted pursuant to the 1997 Employee Plan have ten-year terms and have exercise restrictions that lapse ratably over four years beginning one year after the date of grant. The exercise prices for such options equal the closing price for the Company's Common Stock, as quoted on the New York Stock Exchange, on the date of grant. Awards under the 1997 Employee Plan are made to eligible employees at levels calculated to be competitive within the retail industry as well as within a broader group of comparable companies. Employees eligible to receive options under the 1997 Employee Plan, numbering approximately 6,400, include: (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents for warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail stores and field managers, supervisors and their functional equivalents; and (iv) any employee having served continuously for a period of not less than ten years.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Schulze has served as an officer and director of the Company since its inception in 1966 and currently serves as its Chairman and Chief Executive Officer.

    The Committee determined that an increase in Mr. Schulze's base salary was warranted for the twelve months ended March 31, 1998, since his salary had been unchanged since 1995. In determining Mr. Schulze's compensation, the Committee considered Mr. Schulze's performance over the last several years in managing the Company through a difficult period, and his anticipated efforts in the coming year as the Company continues to advance key strategic initiatives to improve the Company's profitability. The Committee set Mr. Schulze's base salary for the period April 1, 1997 to March 31, 1998 at $783,500, an increase from the $750,000 base salary of the previous years.

    Mr. Schulze's performance bonus of $803,250 for fiscal 1998 was calculated in accordance with the Company's bonus program for senior officers. The bonus was determined by comparing the Company's net earnings of $94.5 million to the budgeted net earnings established at the beginning of the year.

    Mr. Schulze received options during fiscal 1998 under the 1997 Employee Plan to purchase 125,000 shares of the Company's Common Stock at $12.75 per share, the market price at the time of the grant. The determination of the number of options awarded is subjective and not subject to specific criteria. However, in determining the number of options to grant, the Committee considered Mr. Schulze's contributions in leading the Company through a difficult period, the anticipated effort required to significantly improve the Company's financial performance and the fact that he, along with Bradbury H. Anderson, did not participate in the stock option repricing in February 1997 effected for all other employees.

                                          COMPENSATION AND HUMAN RESOURCES
                                          COMMITTEE

                                          DAVID STANLEY (CHAIRMAN)
                                          FRANK D. TRESTMAN
                                          JAMES C. WETHERBE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation and Human Resources Committee consists of David Stanley (Chairman), Frank D. Trestman and James C. Wetherbe. No executive officer of the Company is a member of the Compensation and Human Resources Committee.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company and the next five most highly compensated individuals serving as executive officers of the Company.

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                                 ANNUAL COMPENSATION     NUMBER OF
                                                                                        SECURITIES
                                                      FISCAL     --------------------   UNDERLYING        ALL OTHER
                                                       YEAR       SALARY      BONUS     OPTIONS (1)   COMPENSATION (2)
                                                    -----------  ---------  ---------  -------------  -----------------
Richard M. Schulze................................        1998   $ 783,500  $ 803,250      125,000        $  24,045
  Founder, Chairman, Chief Executive Officer              1997     750,000     --           --               23,910
                                                          1996     750,000     --          100,000           23,852

Bradbury H. Anderson..............................        1998     590,300    504,260      100,000            9,745
  President, Chief Operating Officer                      1997     565,000     --           --                9,610
                                                          1996     565,000     --           80,000           10,122

Allen U. Lenzmeier................................        1998     454,500    349,400       25,000            7,745
  Executive Vice President,                               1997     435,000     --           --                7,610
  Chief Financial Officer                                 1996     435,000     --           50,000            8,522

Wade R. Fenn......................................        1998     403,800    311,050       25,000            2,745
  Executive Vice President -- Marketing                   1997     380,000     --           15,800            2,610
                                                          1996     343,100     20,000       30,000            3,568

Kenneth R. Weller.................................        1998     299,100    153,000       15,000            2,745
  Senior Vice President -- Sales                          1997     268,800     10,000       --                2,610
                                                          1996     260,000     --           30,000            3,180

Michael P. Keskey.................................        1998     295,700    153,000       15,000            2,745
  Senior Vice President -- Sales                          1997     258,800      5,000       --                2,610
                                                          1996     211,400     --           22,000            3,034

------------------------------

(1) Fiscal 1997 does not include options issued in February 1997 in connection with a repricing of options previously granted.

                                                        NOTE 2 ON FOLLOWING PAGE

(2) Includes the portions of premiums paid by the Company for life insurance coverage exceeding $50,000 ("A"), the officers' shares of the Company's contribution to its Retirement Savings Plan ("B"), and for Messrs. Schulze, Anderson and Lenzmeier, the premiums paid by the Company for split-dollar life insurance ("C"), as follows:

                                                          FISCAL YEAR
                                                             ENDED         "A"        "B"        "C"
                                                         -------------  ---------  ---------  ---------
Richard M. Schulze.....................................         1998    $     185  $   2,560  $  21,300
                                                                1997          210      2,400     21,300
                                                                1996           60      2,492     21,300

Bradbury H. Anderson...................................         1998          185      2,560      7,000
                                                                1997          210      2,400      7,000
                                                                1996           60      3,062      7,000

Allen U. Lenzmeier.....................................         1998          185      2,560      5,000
                                                                1997          210      2,400      5,000
                                                                1996           60      3,462      5,000

Wade R. Fenn...........................................         1998          185      2,560     --
                                                                1997          210      2,400     --
                                                                1996           60      3,508     --

Kenneth R. Weller......................................         1998          185      2,560     --
                                                                1997          210      2,400     --
                                                                1996           60      3,120     --

Michael P. Keskey......................................         1998          185      2,560     --
                                                                1997          210      2,400     --
                                                                1996           25      3,009     --

OPTIONS AND GRANTS

    The tables on the following page summarize option grants and exercises during the fiscal year ended February 28, 1998, to or by the Chief Executive Officer and the next five most highly compensated executive officers of the Company at the end of the Company's last fiscal year, and the value of the options held by such persons at the end of such fiscal year.

                          OPTION GRANTS IN FISCAL 1998

                                                                                                 POTENTIAL REALIZABLE
                                                       INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                  ------------------------------------------------------------  ANNUAL RATES OF STOCK
                                   NUMBER OF                                                    PRICE APPRECIATION FOR
                                  SECURITIES    % OF TOTAL OPTIONS     EXERCISE                      OPTION TERM
                                  UNDERLYING   GRANTED TO EMPLOYEES      PRICE     EXPIRATION   ----------------------
                                    OPTIONS       IN FISCAL 1998       ($/SHARE)      DATE          5%         10%
                                  -----------  ---------------------  -----------  -----------  ----------  ----------
Richard M. Schulze..............       5,000(1)             .26%       $   12.75      4-17-02   $   17,600  $   38,900
                                      10,000(2)             .51            12.75      4-17-07       80,200     203,200
                                     125,000(3)            6.44            12.75      4-17-07    1,002,300   2,539,800

Bradbury H. Anderson............       5,000(1)             .26            12.75      4-17-02       17,600      38,900
                                      10,000(2)             .51            12.75      4-17-07       80,200     203,200
                                     100,000(3)            5.15            12.75      4-17-07      801,800   2,031,800

Allen U. Lenzmeier..............      25,000(3)            1.29            12.75      4-17-07      200,500     508,000

Wade R. Fenn....................      25,000(3)            1.29            12.75      4-17-07      200,500     508,000

Kenneth R. Weller...............      15,000(3)             .77            12.75      4-17-07      120,300     304,800

Michael P. Keskey...............      15,000(3)             .77            12.75      4-17-07      120,300     304,800

------------------------------

The price of one share of the Company's Common Stock acquired at $12.75 would equal approximately $16.27 and $20.53 when compounded at 5% and 10%, respectively, over a five year term, and $20.77 and $33.07 over a ten year term.

(1) Number of shares issuable upon the exercise of options granted on April 18, 1997, pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan. The options are exercisable as of the date of grant and have a five year term.

(2) Number of shares issuable upon the exercise of options granted on April 18, 1997, pursuant to the Company's 1997 Directors' Non-Qualified Stock Option Plan. The options are exercisable as of the date of grant and have a ten year term.

(3) Number of shares issuable upon the exercise of options granted on April 18, 1997, pursuant to the Company's 1997 Employee Non-Qualified Stock Option Plan. Options become exercisable 25% per year beginning one year after date of grant and have a ten year term.

 OPTION EXERCISES DURING FISCAL 1998 AND VALUE OF OPTIONS AT END OF FISCAL 1998

                                                                      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                         OPTIONS AT END             IN-THE-MONEY OPTIONS
                                 SHARES ACQUIRED        VALUE            OF FISCAL 1998             AT END OF FISCAL 1998
NAME                               ON EXERCISE       REALIZED (1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE (1)
------------------------------  ------------------   ------------   -------------------------   -----------------------------
Richard M. Schulze............       273,000          $5,407,087      122,500/187,500               $4,238,786/$8,010,218
Bradbury H. Anderson..........       222,000           4,989,345      105,000/150,000                3,671,242/6,408,175
Allen U. Lenzmeier............       109,500           1,705,665       41,750/100,250                1,721,911/4,747,423
Wade R. Fenn..................        54,000           1,298,241       29,450/83,350                 1,239,025/3,934,213
Kenneth R. Weller.............         9,000             329,994       21,000/48,000                  826,830/2,229,502
Michael P. Keskey.............         4,200             138,737        8,875/37,125                  389,004/1,733,140

------------------------------

(1) Value based on market value of the Company's Common Stock on the date of exercise or at the end of fiscal 1998, as applicable, minus the exercise price.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on a self-constructed index which includes specialty retailers such as the Company (the "Industry Index") and the S&P Mid-Cap Companies Index (the "Broad Market Index"), published by Standard & Poors over the same period.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                    INDUSTRY INDEX AND BROAD MARKET INDEX *

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             BEST BUY CO.,
                 INC.         INDUSTRY INDEX  BROAD MARKET INDEX
1993                $ 100.00        $ 100.00             $ 100.00
1994                $ 196.86        $ 114.84             $ 114.93
1995                $ 171.34        $ 117.28             $ 116.81
1996                $ 122.13        $ 129.33             $ 148.24
1997                 $ 67.44        $ 155.18             $ 173.34
1998                $ 434.28        $ 247.39             $ 236.65

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year in Best Buy Common Stock, the Industry Index and the Broad Market Index.

* Cumulative Total Return assumes reinvestment of dividends.

Source: Media General Financial Services

RETIREMENT SAVINGS PLAN

    Effective October 1, 1990, the Company adopted a retirement savings plan intending to meet the requirements of Internal Revenue Code Section 401(k) (the "Retirement Savings Plan"). Employees who have been employed by the Company for at least six months, worked 500 hours and attained age 21, may elect to save up to 15% of their pre-tax earnings. The Company will match employee contributions after one year of employment in which the employee worked 1,000 hours, at a rate determined by the Board of Directors annually. Participants are fully vested in their contributions and become vested in the Company's matching contributions according to a five-year vesting schedule provided in the Retirement Savings Plan. During the fiscal year ended February 28, 1998, the

Company matched 40% of the first 5% of participating employees' pre-tax earnings, or $2,130,512, including $15,360 in the aggregate on behalf of the Chief Executive Officer and the other five most highly compensated executive officers. Although the Company, in adopting the Retirement Savings Plan, expressed its intention to continue funding the trust created by the plan on a permanent basis, the Retirement Savings Plan may be terminated by the Board of Directors at will. Upon a termination of the Retirement Savings Plan, each participant becomes 100% vested. The trustee for the Retirement Savings Plan is Wilmington Trust Company.

DIRECTORS' COMPENSATION

    Each non-employee director of the Company received $15,000 plus expenses for his services as a director in fiscal 1998. In addition to the annual director fee, there is a $3,000 annual fee payable to each committee chairperson. On April 18, 1997, the Company granted to each director an option to purchase 5,000 shares of Common Stock at an exercise price of $12.75 per share, pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan, as amended (the "1987 Directors' Plan"), described below. In addition, on April 18, 1997, the Company granted to each director an option to purchase 10,000 shares of Common Stock at an exercise price of $12.75 per share, pursuant to the Company's 1997 Directors' Non-Qualified Stock Option Plan, as amended (the "1997 Directors' Plan"), described below. Options, outstanding as of March 31, 1998, to purchase 263,000 shares of the Company's Common Stock at exercise prices per share ranging from $12.00 to $32.40 have been granted under both plans to the Company's directors for their services as directors, including directors who are employees of the Company. During the last fiscal year, directors realized a net value of securities (market value less exercise price) pursuant to the exercise of options granted under the 1987 Directors' Plan as follows: Elliot Kaplan, $164,250; David Stanley, $21,375; and Frank Trestman, $123,188.

DIRECTORS' NON-QUALIFIED STOCK OPTION PLANS

    The 1987 Directors' Plan was adopted by the Board of Directors and approved by the Shareholders. This plan expired May 1, 1997. The number of shares subject to the 1987 Directors' Plan was 900,000 shares. The 1987 Directors' Plan provided that annually, at the first regular meeting of the Company's Board of Directors each year, each director would be given an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the average of the closing price for the stock, as quoted on the New York Stock Exchange, on the date preceding the date of grant and the closing price of the stock on the date of grant (the "1987 Exercise Price"). The 1987 Directors' Plan also provided that an option to purchase 5,000 shares of the Company's Common Stock at the 1987 Exercise Price would be granted to each new director at such time as he or she became a director of the Company. Options granted pursuant to the 1987 Directors' Plan are exercisable for a period of five years after the date of grant. Options to purchase 598,000 shares of the Company's Common Stock had been granted pursuant to the 1987 Directors' Plan and, as of March 31, 1998, 193,000 remain outstanding.

    In June 1997, the Shareholders approved the 1997 Directors' Plan that had been adopted by the Board of Directors in April 1997. The number of shares subject to the 1997 Directors' Plan is 700,000 shares. The number of options granted to directors is discretionary as determined by the Committee and not subject to specific criteria. Such options are fully vested upon grant and have ten-year terms. The exercise price for the options granted pursuant to the 1997 Directors' Plan equals the closing price of the Company's Common Stock, as quoted on the New York Stock Exchange, on the date of grant. As of March 31, 1998, options to purchase 70,000 shares of the Company's Common Stock had been granted pursuant to the 1997 Directors' Plan, all of which remain outstanding.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of the Company's outstanding equity securities were complied with during the fiscal year ended February 28, 1998.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditor for the fiscal year which began March 1, 1998. A proposal to ratify that appointment will be presented at the Meeting. Ernst & Young LLP has served as the Company's auditor since August 1994. Ernst & Young LLP has no relationship with the Company other than that arising from its engagement as independent auditor. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

    The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified by the Shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to an unfavorable vote.

                            ADOPTION OF AMENDMENT TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES

    Article IV of the Company's Articles of Incorporation provides that the aggregate number of shares of all classes of stock which the Company shall have authority to issue is One Hundred Twenty Million Four Hundred Thousand (120,400,000) shares: One Hundred Twenty Million (120,000,000) shares of Common Stock and Four Hundred Thousand (400,000) shares of Preferred Stock. Upon management's recommendation, the Board of Directors recommends to the Shareholders that Article IV of the Company's Articles of Incorporation be amended to increase the number of authorized shares of Common Stock to Four Hundred Million (400,000,000) shares, thereby increasing to Four Hundred Million Four Hundred Thousand (400,400,000) the aggregate number of shares of all classes of stock which the Company shall have authority to issue. No Shareholder of the Company has any preferential, preemptive or other rights of subscription to any shares of the Company allotted or sold or to be allotted or sold, or to any obligations or securities convertible into stock of the Company.

    Of the One Hundred Twenty Million (120,000,000) shares of the Company's Common Stock now authorized for issuance, 50,088,010 shares were issued and outstanding as of April 30, 1998, and an additional 8,479,022 shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans. In addition, the Company has announced the two-for-one Stock Split, effective May 26, 1998. The Stock Split leaves the Company with only 2,865,936 authorized but unissued, unreserved, and uncommitted shares of Common Stock available for issuance. Management and the Board of Directors believe that it is desirable to increase the number of authorized shares of Common Stock available for issuance as recommended to enable the Company to finance its business through issuance and sale of shares of Common Stock, for issuance in respect of stock dividends that may subsequently be declared, for issuance in respect of acquisition opportunities which may subsequently become available (management knows of none as of the date hereof), for issuance in respect of employee stock option plans and for general corporate purposes.

    Accordingly, the Board of Directors recommends adoption by the Shareholders of the following amended Article IV of the Articles of Incorporation.

                                   ARTICLE IV
                                    CAPITAL

    The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is Four Hundred Million Four Hundred Thousand (400,400,000) shares consisting of:

    (1) 400,000,000 shares of Common Stock, par value $0.10 per share; and

    (2) 400,000 shares of Preferred Stock, par value $1.00 per share.

    The holders of shares of Common Stock shall have one (1) vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.

    It should be noted that the additional shares of Common Stock could be used to dilute the percentage stock ownership of persons seeking to obtain control of the Company. In this sense, the proposal to increase the number of authorized shares of Common Stock may have an anti-takeover effect.

    The affirmative vote of the holders of the majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to adopt the amendment to Article IV of the Company's Articles of Incorporation.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE AMENDED ARTICLE IV OF THE ARTICLES OF INCORPORATION OF THE COMPANY.

                          APPROVAL OF AN AMENDMENT TO
               THE 1997 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN

    Stock options have been granted to certain key employees of the Company to further the growth and general prosperity of the Company. Stock options enable employees to acquire shares of the Common Stock of the Company, thereby increasing their personal involvement in the Company. Stock options also enable the Company to obtain and retain the services of certain employees and are a means of compensating employees of the Company without depleting the cash resources of the Company.

    The Company's 1997 Employee Non-Qualified Stock Option Plan (the "1997 Employee Plan") was adopted by the Board of Directors and approved by the Shareholders effective as of April 18, 1997. The 1997 Employee Plan authorizes the Company to grant to eligible employees of the Company, currently numbering approximately 6,400, options to purchase in the aggregate not more than 4,300,000 (8,600,000 on a post-Stock Split basis) shares of the Company's Common Stock. Subject to the terms and conditions described on page 10 and below, options may be granted pursuant to the 1997 Employee Plan with such terms and conditions as the Committee determines from time to time.

    A participant who is granted an option under the 1997 Employee Plan generally will not realize any taxable income upon grant of the option. Upon exercise of the option, the amount by which the fair market value of the shares at the time of the exercise exceeds the exercise price is treated as compensation received by the participant in the year of exercise. The Company will generally be entitled to a corresponding tax deduction at the time that the participant realizes compensation income. If the optionee sells shares which he or she has purchased pursuant to the exercise of an option granted under the Employee Plan, the difference between any amount realized and the optionee's basis in the shares may be classified as a capital gain or loss item.

    As of March 31, 1998, options to purchase approximately 1,626,000 shares granted pursuant to the 1997 Employee Plan to existing employees were outstanding, none of which had been exercised as of such date. On April 24, 1998, options to purchase approximately 2,400,000 additional shares were authorized by the Board of Directors to be granted to employees under the 1997 Employee Plan. Therefore, pursuant to the terms of the 1997 Employee Plan, the Company would be able to grant additional options to purchase no more than 274,000 shares. Management believes it is important for the growth and general prosperity of the Company that the Company be able to grant to its employees options to purchase a greater number of shares than the number remaining subject to the 1997 Employee Plan. Upon the recommendation of management, the Board of Directors amended the 1997 Employee Plan to increase the number of shares subject to the plan to 10,000,000 shares (or 20,000,000 shares on a post-Stock Split basis), and recommends to the Shareholders that they vote FOR the amendment.

    The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the amendment to the 1997 Employee Plan to increase the number of shares subject to the plan to 10,000,000 shares (or 20,000,000 shares on a post-Stock Split basis).

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE PLAN.

                           STOCK OPTION PLAN BENEFITS

    The following table shows the number of shares of Common Stock subject to options awarded from the date of adoption of the 1997 Employee Plan (April 18, 1997) through April 24, 1998. The exercise prices for the options indicated range from $12.75 to $73.37 per share.

                                                                                          NUMBER OF SHARES SUBJECT
                                                                                             TO OPTIONS AWARDED
                                                                                          ------------------------
Richard M. Schulze
  Founder, Chairman, Chief Executive Officer............................................             200,000

Bradbury H. Anderson
  President, Chief Operating Officer....................................................             160,000

Allen U. Lenzmeier
  Executive Vice President, Chief Financial Officer.....................................              62,500

Wade R. Fenn
  Executive Vice President -- Marketing.................................................              62,500

Kenneth R. Weller
  Senior Vice President -- Sales........................................................              37,500

Michael P. Keskey
  Senior Vice President -- Sales........................................................              37,500

All executive officers, as a group
  (19 individuals)......................................................................           1,082,500

All non-executive officer directors, as a group
  (7 individuals).......................................................................                   0

All non-executive officer employees, as a group
  (approximately 6,400 individuals).....................................................           2,943,500

               APPROVAL OF AN AMENDMENT TO THE BONUS COMPENSATION
                          PROGRAM FOR SENIOR OFFICERS

    In 1994, the Company's Board of Directors adopted, and the Shareholders approved, the Company's Bonus Program for Senior Officers (the "Bonus Program") in order to qualify the amount of bonuses paid to such officers for deduction under Section 162(m) of the Internal Revenue Code. Section 162(m), which was added to the Code in 1993, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's five most highly paid executives. However, certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Bonus Program is intended to provide this type of performance-based compensation.

    Pursuant to an amendment to the Bonus Program in 1995, the maximum potential bonus that could be paid to any individual in a given year was fixed at $1 million. In April 1998, the Board of Directors amended the Bonus Program, subject to approval by the Shareholders, to increase the maximum potential bonus under the Bonus Program that could be earned to $5 million (the "1998 Amendment"). As a result of the Company's improved financial performance and in order to provide competitive compensation for the Company's senior officers, the Board determined that it was appropriate to increase the Bonus Program's maximum. Bonuses under the Bonus Program will continue to be based upon objective performance measures, and the Bonus Program will continue to make total executive compensation variable with the net earnings of the Company. The 1998 Amendment would have had no effect on bonuses under the Bonus Program for fiscal 1998 as the maximum bonus earned by any individual did not exceed $1 million. Potential bonuses for fiscal 1999 range from 35% to 55% of base salary if 90% of budgeted net earnings is achieved, to maximums of 165% to 195% of base salary if fiscal 1999 actual net earnings are 170% or more of budget. The specific percentage for each level of net earnings vary based upon the position of the individual officer. Selected potential Bonus Program benefits under varying levels of actual net earnings relative to the Company's fiscal 1999 budget are as follows.

                             BONUS PROGRAM BENEFITS

                                               PERCENTAGES REFLECT ACTUAL NET EARNINGS AS A PERCENTAGE OF BUDGET
                                       ----------------------------------------------------------------------------------
NAME                                       90%         100%         110%          130%           150%           170%
-------------------------------------  -----------  -----------  -----------  -------------  -------------  -------------
Richard M. Schulze
  Chairman and Chief Executive
  Officer............................  $   522,500  $   712,500  $   826,500  $   1,092,500  $   1,472,500  $   1,852,500

Bradbury H. Anderson
  President and Chief Operating
  Officer............................      340,600      451,800      535,200        729,800      1,007,800      1,285,800

Allen U. Lenzmeier
  Executive Vice
  President and Chief Financial
  Officer............................      193,000      272,300      331,700        470,300        668,300        866,250

Wade R. Fenn
  Executive Vice
  President -- Marketing.............      189,200      266,800      325,000        460,800        654,800        848,800

Kenneth R. Weller
  Senior Vice
  President -- Sales.................      111,300      143,100      181,300        270,300        397,500        524,700

Michael P. Keskey
  Senior Vice
  President -- Sales.................      111,300      143,100      181,300        270,300        397,500        524,700

All executive officers, as a group
  (19 individuals)...................    2,690,400    3,561,300    4,371,800      6,263,000      8,964,600     11,666,300

All non-executive officer directors,
  as a group (7 individuals).........            0            0            0              0              0              0

All non-executive officer employees,
  as a group.........................            0            0            0              0              0              0

    The Board of Directors recommends a vote FOR the proposal to approve the 1998 Amendment. The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the 1998 Amendment.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE 1998 AMENDMENT.

                                 OTHER BUSINESS

    The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

    Any proposals by a Shareholder to be presented at the 1999 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, no later than January 15, 1999.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Elliot S. Kaplan
                                          SECRETARY

Dated: May 22, 1998

                                  BEST BUY CO., INC.

                             SECOND AMENDED AND RESTATED
                                         1997
                                EMPLOYEE NON-QUALIFIED
                                  STOCK OPTION PLAN

A.   PURPOSE.

     The purpose of this Employee Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. (the "Company"), and its directly and indirectly wholly-owned subsidiaries (collectively, the "Companies") by enabling current key employees of the Companies, who have been or will be given responsibility for the administration of the affairs of the Companies and upon whose judgment, initiative and effort the Companies were or are largely dependent for the successful conduct of their business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Companies and enabling the Companies to obtain and retain the services of such employees. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

B.   ADMINISTRATION.

     This Plan shall be administered by the Compensation and Human Resources Committee (the "Committee") of the Company's Board of Directors (the "Board"). Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

     All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

C.   ELIGIBILITY AND PARTICIPATION.

     Options may be granted under the Plan to (i) key executive personnel, including officers, senior management employees and members of the Board who are employees of any of the Companies; (ii) staff management employees, including managers, supervisors, and their functional equivalents for: warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail store and field managers, supervisors and their functional equivalents; and (iv) any employee having served the Companies continuously for a period of not less than ten (10) years. The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section E. herein, an aggregate of 10,000,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

     Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of options granted under the Plan as determined by the Committee.

F.   TERMS AND CONDITIONS OF OPTIONS.

     The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

          (1) Each option shall state the number of shares to which it pertains.

          (2) The price at which shares shall be sold to participants hereunder (the "Exercise Price") shall be the Fair Market Value of the Company's common stock on the date of grant. Payment of the Exercise Price shall be made (a) if payment is made by check payable to the Company, at the time the shares are sold hereunder, or (b) if payment is made pursuant to an irrevocable election to surrender outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, no later than the settlement date for the shares sold in the market to cover the Exercise Price, or (c) by a combination thereof, UNLESS an option is exercised in connection with a deferral election pursuant to the Deferred Compensation Plan, defined below, in which case payment of the Exercise Price shall be made as provided in Section N herein.

          (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option UNLESS the optionee is precluded, pursuant to the Deferred Compensation Plan, defined below, from exercising the minimum portion of the option because the optionee is unable to deliver enough shares of common stock to cover the full Exercise Price therefor, in which case the optionee may exercise the option as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Companies or (iii) any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

          (4) Except in the event of disability, death or normal retirement, an option shall be exercisable with respect to the shares included therein not earlier than the date one (1) year following the date of grant of the option, nor later than the date ten (10) years following the date of grant of the option; provided, however, that during the second through fourth years following the date of grant, the optionee may exercise such optionee's right to acquire only twenty-five percent (25%) of the shares subject to such option together with any shares that the optionee had previously been able to acquire; and provided further, however, that in the event of a change in status of an employee from full-time to part-time or seasonal, such employee shall continue to have the right to exercise an option following such change in status but only to the extent of the shares available for acquisition on the date of such change in status (the "Change in Status Date").

          (5) Except as in the event of disability, death or normal retirement, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of any of the Companies; provided, however, that a former employee shall continue to have the right to exercise an option for a period of thirty (30) days following such termination to the extent of the shares available for acquisition on the date of such former employee's termination. If the continuous employment of an optionee terminates by reason of disability, death or normal retirement, an option granted hereunder held by the disabled, deceased or retired employee may be exercised to the extent of all shares subject to the option (or, with respect to a disabled, deceased or retired part-time or seasonal employee, to the extent of the shares available for acquisition on the Change in Status Date) within one (1) year following the date of disability or death or five (5) years following the date of normal retirement, but in no event later than ten (10) years after the date of grant of such option, by the disabled or retired employee or the person or persons to whom the deceased employee's rights under such option shall have passed by will or by the applicable laws of descent and distribution. For purposes of this Plan only, (a) an employee shall be deemed "disabled" if the employee is unable to perform his or her usual duties for the Companies as a result of physical or mental disability, and such inability to perform continues or is expected to continue for at least twelve (12) consecutive months, and (b) "normal retirement" shall mean retirement on or after age 60 so long as the employee has served the Companies continuously for at least the three (3) years immediately preceding retirement. Notwithstanding the foregoing, the changes made in Sections F(4) and (5) pursuant to the amendments hereto adopted on April 24, 1998 (relating to the vesting of options in the event of normal retirement), shall be effective only for options granted hereunder on and after April 24, 1998.

          (6) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G.   OPTIONS NOT TRANSFERRABLE.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.   AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.   AGREEMENT AND REPRESENTATIONS OF OPTIONEES.

     As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan shall become effective as of April 18, 1997, if approved thereafter by the Company's shareholders. The Plan shall terminate on the earliest of:

          (1) The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

          (2) Ten (10) years after the date of approval of the Plan by the Company's shareholders; or

          (3)  Such other earlier date as the Board may determine.

K.   WITHHOLDING TAXES.

      The Companies shall have the right to take any action that may be necessary in the opinion of the Companies to satisfy all obligations for the payment of any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to the exercise of an option granted hereunder. If stock is withheld or surrendered to satisfy tax withholding, such stock shall be the Fair Market Value of the Company's common stock on the date of exercise.

L.   FAIR MARKET VALUE.

      "Fair Market Value" shall mean the last reported sale price of the Company's common stock on the date of grant, as quoted on by the New York Stock Exchange. If the Company's common stock ceases to be listed for trading on the New York Stock Exchange, "Fair Market Value" shall mean the value determined in good faith by the Board.

M.   COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m).

     With respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code, transactions under the Plan are intended to comply with all applicable conditions of such Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of such Section 162(m). Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

N.   DEFERRAL OF OPTION GAIN.

     Participants in the Company's Deferred Compensation Plan, effective as of April 1, 1998 (the "Deferred Compensation Plan"), may be able to defer the gain, if any, upon exercise of options granted hereunder pursuant to and in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan provides, among other things, that to defer any gain with respect to an option, the Exercise Price must be satisfied utilizing shares of the Company's common stock held at least six months prior to exercise. In the event any deferral election is made with respect to an option, if the optionee is unable to deliver the requisite number of shares of the Company's common stock to cover the full Exercise Price prior to the expiration of such option, the portion of the option that corresponds to the portion of the full Exercise Price not covered shall be forfeited.

O.   FORM OF OPTION.

     Options shall be issued in substantially the form as the Committee or the Board may approve.

                              CERTIFICATE OF RESOLUTIONS




          I, Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following recitals and resolutions were duly adopted by the Directors of this corporation in writing as of April 1, 1998, and that said recitals and resolutions are still in full force and effect:


     WHEREAS, in 1995, to comply with tax law changes that required performance-based compensation programs such as the Corporation's bonus program for senior officers (the "Bonus Program") to include as a term thereof a maximum amount of performance-based compensation that can be earned by an individual in a particular year, the Bonus Program was amended to fix such maximum at $1,000,000, and

     WHEREAS, Board of Directors believes that it is in the Corporation's best interests to increase the maximum amount of performance-based compensation that can be earned by an individual in a particular year;

     NOW, THEREFORE,
     BE IT RESOLVED:

          The Board of Directors of this Corporation hereby amends, subject to shareholder approval, the bonus program for the senior officers of the Corporation to include as a term thereof a limitation on the amount of bonus compensation that can be earned pursuant to the program by an individual senior officer in a particular year, such maximum amount being $5,000,000.

     RESOLVED
     FURTHER:

          The Board of Directors of this Corporation hereby orders that the foregoing amendment to the bonus program for senior officers be submitted to the shareholders when convened in their next meeting and recommends approval of such amendment by the shareholders when so presented to them for consideration.


Dated: April 29, 1998.



                                   /s/ Elliot S. Kaplan
                                   -------------------------------------
                                   Elliot S. Kaplan
                                   Secretary

PROXY
                                 BEST BUY CO., INC.
                              7075 FLYING CLOUD DRIVE
                           EDEN PRAIRIE, MINNESOTA  55344

                  THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
              FOR THE REGULAR MEETING OF SHAREHOLDERS - JUNE 25, 1998

     The undersigned hereby appoint(s) Richard M. Schulze and Elliot S. Kaplan, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of Best Buy Co., Inc. (the "Company"), held of record by the undersigned on Thursday, May 6, 1998, at the Regular Meeting of Shareholders to be held on Thursday, June 25, 1998, at 3:00 p.m., and an adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Regular Meeting and the Proxy Statement in support of Management's solicitation of proxies dated May xx, 1998.

     THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

              PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                            USING THE ENCLOSED ENVELOPE.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

1.   ELECTION OF FOUR CLASS 1 DIRECTORS -
     NOMINEES: Bradbury H. Anderson, Yvonne R. Jackson, Frank D. Trestman and James C. Wetherbe.

     ---------------------------------
     * EXCEPT NOMINEE(S) WRITTEN ABOVE

2.   Proposal to ratify the appointment of Hatim A. Tyabji as a Class 2
     Director.

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the current fiscal year.

4. Proposal to increase the number of authorized shares of the Company's Common Stock to 400 million.

5. Proposal to approve an amendment to and restatement of the Company's 1997 Employee Non-Qualified Stock Option Plan.

6. Proposal to amend the Company's bonus program for senior officers to increase the annual maximum thereunder per person to $5 million.

7. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

Dated:                             ,1998
       ----------------------------
Signature(s)
            ----------------------------

----------------------------------------
Please date and sign exactly as name(s) appears hereon and return promptly in the accompanying postpaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.